Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-3 of Domtar Corporation of our report dated February 25, 2013 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Domtar Corporation’s Annual Report on Form 10-K for the year ended December 31, 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Charlotte, North Carolina

October 1, 2013

PricewaterhouseCoopers LLP, 214 N. Tryon Street, Charlotte, NC 28202
T: (704) 344 7500, F: (704) 344 4100, www.pwc.com/us